Exhibit 10.20

Contura Energy, Inc.
RESTRICTED SHARE AGREEMENT
This Restricted Share Agreement (the “Agreement”) is entered into by and between Contura Energy, Inc. (the “Company”) and the individual whose name appears below (the “Employee”) in order to set forth the terms and conditions of Restricted Shares granted to the Employee under the Contura Energy, Inc. Management Incentive Plan (the “Plan”).
Employee’s Name:
Address:

Award Type	Date of Grant	Number of Shares	Vesting Schedule
Restricted Shares	March [●], 2017	[●]	March [●], 2018: 33.3% March [●], 2019: 33.3% March [●], 2020: 33.4%

Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Employee, effective on the Date of Grant, the Restricted Shares as outlined above. Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan.
The Company and the Employee have executed this Agreement.

CONTURA ENERGY, INC.		EMPLOYEE:
By:
Name: Title:

PLEASE RETURN ONE SIGNED COPY OF THIS AGREEMENT TO:

Contura Energy, Inc.
300 Martin Luther King Jr., Blvd.
Suite 500
PO Box 848
Bristol, TN 37620
Attn: General Counsel

Contura Energy, Inc.
CONTURA ENERGY, INC. MANAGEMENT INCENTIVE PLAN
Terms and Conditions of Restricted Shares Grant

1.	GRANT OF RESTRICTED SHARES. The Company hereby grants to the Employee, as of the Date of Grant set forth above, the number of Restricted Shares specified above.

2.
VESTING. The Restricted Shares shall vest and become non-forfeitable on the vesting schedule set forth above, subject to the Employee’s continuous employment with the Company through the applicable date, and all unvested Restricted Shares shall be immediately forfeited to the Company upon the Employee’s termination of employment with the Company for any reason, in each case except as otherwise provided in Employee’s employment agreement or in the Company’s Key Employee Separation Plan if applicable to Employee.

Unless otherwise determined by the Company, upon vesting of any Restricted Shares, the Company shall deduct or withhold Shares having a fair market value equal to the amount required to be withheld to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Employee’s FICA and SDI obligations) to the maximum extent permitted by the accounting rules applicable to the Company as then in effect without increasing the amount of compensation expense or other adverse accounting treatment, and with respect to which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation.

3.	ACCELERATED VESTING. The Restricted Shares shall fully vest upon a Change in Control, which shall include an IPO, subject to the Employee’s continuous employment with the Company through such date.

4.
STOCKHOLDER RIGHTS. Subject to the terms of the Plan and any applicable Stockholders Agreement, the Employee shall have voting and, unless otherwise determined by the Committee at any time, dividend rights with respect to the Restricted Shares.

5.
ISSUANCE OF CERTIFICATES. The Restricted Shares may be evidenced in such manner as the Committee shall determine. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Shares until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed and that the holder deliver a stock power, endorsed in blank, relating to such Restricted Shares. The following legend may be included on such Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION PROVIDED BY RULE 701 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANOTHER EXEMPTION THEREUNDER. THEY MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREOF.”

6.
SECURITIES REPRESENTATIONS. The Employee shall be deemed to acknowledge and make the following representations and warranties and as otherwise may be reasonably requested by the Company for compliance with applicable laws, and any issuances of Shares by the Company hereunder shall be made in reliance upon the express representations and warranties of the Employee:

(a)
The Employee is acquiring and will hold the Shares to be issued hereunder for investment for the Employee’s account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(b)
The Employee has been advised that the Shares to be issued hereunder have not been registered under the Securities Act or other applicable securities laws, on the ground that no distribution or public offering of such Shares is to be effected (it being understood, however, that such Shares are being issued and sold in reliance on the exemption provided under Rule 701 under the Securities Act or another exemption thereunder), and that such Shares must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Employee obtains an opinion of counsel (in form and substance reasonably satisfactory to the Company and its counsel) that registration is not required. In connection with the foregoing, the Company is relying in part on the Employee’s representations set forth in this Section 6. The Employee further acknowledges and understands that the Company is under no obligation hereunder to register the Shares to be issued hereunder.

(c)
The Employee is aware of the adoption of Rule 144 by the United States Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Employee acknowledges that the Employee is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d)
The Employee has been furnished with, and has had access to, such information as the Employee considers necessary or appropriate for deciding whether to invest in the Shares to be issued hereunder, and the Employee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of such Shares.

(e)
The Employee is aware that an investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Employee is able, without impairing the Employee’s financial condition, to hold the Shares to be issued hereunder for an indefinite period and to suffer a complete loss of the Employee’s investment in such Shares.

7.
NON-TRANSFERABILITY. Restricted Shares granted under the Plan may not be transferred, assigned pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, unless and until the Restricted Shares become vested in accordance with this Agreement, other than to the Company as a result of forfeiture of the Restricted Shares as provided herein.

8.	MISCELLANEOUS.

(a)	Definitions. Terms used in this Agreement which are defined in the Plan shall have the respective meanings set forth in the Plan.

(b)
Tag Along Rights. For the avoidance of doubt, the Employee shall have the same tag along rights with respect to Shares acquired hereunder on the same terms and conditions as are then applicable to other Company stockholders pursuant to any stockholders agreement or any similar agreement, if any, as may be in effect from time to time; provided that the Employee will not be required to agree to be subject to restrictive covenants that are more burdensome than those included in the Employee’s Employment Agreement, if applicable. If the other Company stockholders do not include the Employee in any transaction in which such rights would apply, the Company shall, subject to applicable law, offer to purchase such Shares for cash at the purchase price paid in such transaction.

(c)
No Right To Employment. This Agreement shall not confer upon the Employee any right to continue in the employ of the Company or any subsidiary or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan nor interfere with or limit the right of the Company or any subsidiary to modify the terms of or terminate the Employee’s employment at any time.

(d)
Notice. Any notice or other communication required or permitted to be given under this Agreement must be given by personal delivery or by registered or certified mail, return receipt requested and addressed, if to the Committee or the Company, at the principal office of the Company and, if to the Employee, at the Employee’s last known address as set forth in the books and records of the Company.

(e)
Plan to Govern. This Agreement and the rights of the Employee hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.

(f)
Amendment. Subject to restrictions set forth in the Plan, the Company may from time to time suspend, modify or amend this Agreement. No suspension, modification or amendment of this Agreement may, without the consent of the Employee, adversely affect the rights of the Employee with respect to the Restricted Shares granted pursuant to this Agreement.

(g)
Severability. In the event that any provision of this Agreement shall he held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(h)
Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and the Employee concerning the Restricted Shares granted hereunder and supersede all prior agreements and understandings, except any applicable provisions in Employee’s employment agreement or in the Company’s Key Employee Separation Plan if applicable to Employee.

(i)	Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Employee will be an original and all of which together will be the same Agreement.

(j)	Governing Law. To the extent not preempted by Federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.